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                                                                    Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-63019 of Albertson's, Inc. on Form S-4 of our report dated March 18, 1998, incorporated by reference in the Annual Report on Form 10-K of Albertson's for the year ended January 29, 1998 and to the reference to us under the heading "Experts" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boise, Idaho
October 9, 1998